        Exhibit 99.1

Edgewell Personal Care Company 6 Research Drive Shelton, Conn 06484
FOR IMMEDIATE RELEASE

Edgewell Personal Care Announces Pricing of Its Unsubordinated Notes Offering

SHELTON, Conn., – February 25, 2021 – Edgewell Personal Care Company (NYSE: EPC) today announced that it has priced a private offering of unsecured, unsubordinated notes in an aggregate principal amount of $500 million. The notes will mature on April 1, 2029 and will bear interest at a rate of 4.125%. The offering is expected to close on March 8, 2021, subject to customary closing conditions.

If the offering is consummated, the Company intends to use the proceeds from the offering, together with cash on hand, to redeem, satisfy and discharge the Company’s existing 4.700% Senior Notes due 2022 (the “2022 Notes”) and to pay fees and expenses associated therewith. This press release is not and should not be construed as a notice of redemption for the 2022 Notes.

The notes will be guaranteed by each of the Company’s direct and indirect wholly owned domestic subsidiaries that guarantee the Company’s obligations under its existing credit facility or becomes a guarantor of certain of the Company’s other indebtedness.

The offering will be made only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended ( the “Securities Act”) and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold absent an effective registration statement or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release is issued pursuant to Rule 135c of the Securities Act, and does not constitute an offer to sell or a solicitation of an offer to buy the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Edgewell

Edgewell is a leading pure-play consumer products company with an attractive, diversified portfolio of established brand names such as Schick® and Wilkinson Sword® men's and women's shaving systems and disposable razors; Edge® and Skintimate® shave preparations; Playtex®, Stayfree®, Carefree® and o.b.® feminine care products; Banana Boat®, Hawaiian Tropic®, Bulldog®, Jack Black®, and CREMO® sun and skin care products; and Wet Ones® moist wipes. The Company has a broad global footprint and operates in more than 50 markets, including the U.S., Canada, Mexico, Germany, Japan, the U.K. and Australia, with approximately 5,800 employees worldwide. www.edgewell.com

Forward-Looking Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on these statements. Forward-looking statements generally can be identified by the use of words or phrases such as "believe," "expect," "expectation," "anticipate," "may," "could," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "will," "should," "forecast," "outlook," or other similar words or phrases. These statements are not based on historical facts, but instead reflect the Company's expectations, estimates or projections concerning future results or events, including, without limitation, the future earnings and performance of Edgewell or any of its businesses. Many factors outside our control (including the ongoing COVID-19 pandemic), could affect the realization of these estimates. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause the Company's actual results to differ materially from those indicated by those statements. The Company cannot assure you that any of its expectations, estimates or projections will be achieved. The forward-looking statements included in this release are only made as of the date of this release and the Company disclaims any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

In addition, other risks and uncertainties not presently known to the Company or that it presently considers immaterial could significantly affect the accuracy of any such forward-looking statements. Risks and uncertainties include those detailed from time to time in the Company's publicly filed documents, including in Item 1A. Risk Factors of Part I of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on November 20, 2020.

Contacts

Investors:

Chris Gough
Edgewell Personal Care
+1 203-944-5706